EXHIBIT 99.1



                             FTC ISSUES REQUEST FOR
                             ADDITIONAL INFORMATION
                         IN PHILIP MORRIS/NABISCO MERGER

     Parsippany, N.J. - August 21, 2000 - Philip Morris Companies Inc. and Nabisco Holdings Corp. announced today that the Federal Trade Commission has issued a request for additional information in connection with its antitrust review of the proposed acquisition of Nabisco Holdings by Philip Morris. Such a request is not uncommon in a transaction of this size.

     As previously announced, the parties are working to close the transaction prior to year-end.



CONTACT: John R. Barrows 973/682-7396